                                                           Exhibit No. EX-99.h.3

                                    FORM OF
                       FUND ACCOUNTING SERVICING AGREEMENT

     THIS  AGREEMENT is made and entered into as of the ___ day of  ___________,
2008, by and between Genworth  Variable  Insurance  Trust, a Delaware  statutory trust (the "Trust") and U.S.  Bancorp Fund  Services,  LLC, a Wisconsin  limited liability company ("USBFS").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  USBFS is, among other things, in the business of providing mutual fund accounting services to investment companies; and

     WHEREAS,  the Trust desires to retain USBFS to provide accounting  services to each series of the Trust  listed on Exhibit A hereto (as amended from time to time) (each a "Fund" and collectively, the "Funds").

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Appointment of USBFS as Fund Accountant

          The Trust hereby appoints USBFS as fund accountant of the Trust on the terms and  conditions  set forth in this  Agreement,  and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBFS shall be confined to those matters  expressly set forth herein,  and no implied duties are assumed by or may be asserted against USBFS hereunder.

     2.   Services and Duties of USBFS

          USBFS shall provide the following accounting services to the Fund:

          A.   Portfolio Accounting Services:

               (1)  Maintain  portfolio  records on a trade  date+1  basis using security  trade  information  communicated  from the  Fund's investment adviser.

               (2)  For each valuation date, obtain prices from a pricing source approved  by the board of  trustees of the Trust (the "Board of  Trustees")  and  apply  those  prices  to the  portfolio positions.  For those securities where market quotations are not readily available,  the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

               (3)  Identify  interest and dividend  accrual balances as of each valuation  date and calculate  gross earnings on investments for each accounting period.

               (4)  Determine  gain/loss on security  sales and identify them as short-term or long-term;  account for periodic distributions
                    of  gains   or   losses   to   shareholders   and   maintain
                    undistributed  gain or loss  balances  as of each  valuation date.

               (5)  On a daily  basis,  reconcile  cash of each  Fund  with  the
                    Fund's custodian.

               (6)  Transmit a copy of the  portfolio  valuation of each Fund to the Fund's investment adviser daily.

               (7)  Review the impact of current  day's  activity on a per share basis, and review changes in market value.

               (8)  Maintain  daily list of  holdings  at market  value and as a percentage of portfolio; reconcile cash on a daily basis and reconcile  accounting asset listings against the custodian's asset  listings  at least three times a month and report any securities balances discrepancies promptly to the custodian.

          B.   Expense Accrual and Payment Services:

               (1)  For each  valuation  date,  calculate  the  expense  accrual amounts as directed by the Trust as to methodology,  rate or dollar amount.

               (2)  Process and record  payments for Fund  expenses upon receipt of written authorization from the Trust.

               (3)  Account for Fund  expenditures  and maintain expense accrual balances at the level of accounting  detail,  as agreed upon by USBFS and the Trust.

               (4)  Provide expense accrual and payment reporting.

          C.   Fund Valuation and Financial Reporting Services:

               (1)  Account  for  Fund  share   purchases,   sales,   exchanges,
                    transfers,  dividend  reinvestments,  and other  Fund  share activity  as  reported  by the  Fund's  transfer  agent on a timely basis.

               (2)  Apply equalization accounting as directed by the Trust.

               (3)  Determine net investment  income (earnings) for each Fund as of each valuation date.  Account for periodic  distributions of earnings to shareholders and maintain  undistributed  net investment income balances as of each valuation date.

               (4)  Maintain a general  ledger and other  accounts,  books,  and financial records for the Fund in the form as agreed upon.

               (5)  Determine the net asset value of each Fund  according to the
                    Trust's Valuation Procedures.

               (6)  Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and  characteristics  of each Fund.

               (7)  Communicate  to the Trust,  at an agreed upon time,  the per share net asset value of each Fund for each valuation date.

               (8)  Prepare  monthly  reports  that  document  the  adequacy  of accounting detail to support month-end ledger balances.

               (9)  Prepare monthly security transactions listings.

          D.   Tax Accounting Services:

               (1)  Maintain accounting records for the investment  portfolio of
                    each  Fund  to  support  the  tax  reporting   required  for
                    "regulated  investment companies" under the Internal Revenue
                    Code of 1986, as amended (the "Code").

               (2)  Maintain   tax  lot  detail  for  each   Fund's   investment
                    portfolio.

               (3)  Calculate  taxable gain/loss on security sales using the tax lot relief method designated by the Trust.

               (4)  Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

               (5)  Maintain a schedule of dividends paid and payable.

          E.   Compliance Control Services:

               (1)  Support reporting to regulatory bodies and support financial statement  preparation  by  making  the  Trust's  accounting records  available to the Trust, the Securities and Exchange
                    Commission (the "SEC"), and the independent accountants.

               (2)  Maintain  accounting  records  according to the 1940 Act and regulations provided thereunder.

               (3)  Perform  its  duties   hereunder  in  compliance   with  all
                    applicable    laws   and   regulations   and   provide   any
                    sub-certifications  reasonably  requested  by the  Trust  in connection  with any  certification  required  of the  Trust pursuant to the  Sarbanes-Oxley  Act of 2002 (the "SOX Act")
                    or  any  rules  or   regulations   promulgated  by  the  SEC
                    thereunder,  provided the same shall not be deemed to change
                    USBFS's standard of care as set forth herein.

               (4)  Cooperate with the Trust's independent  accountants and take all reasonable  action in the performance of its obligations
                    under  this   Agreement   to  ensure   that  the   necessary
                    information  is made available to such  accountants  for the
                    expression  of  their  opinion  on  each  Fund's   financial
                    statements  without  any  qualification  as to the  scope of their examination.

     3.   License of Data; Warranty; Termination of Rights

          A.   The valuation  information and evaluations  being provided to the
               Trust by USBFS  pursuant  hereto  (collectively,  the "Data") are being licensed,  not sold, to the Trust.  The Trust has a limited license to use the Data only for  purposes  necessary  to valuing the  Trust's  assets and  reporting  to  regulatory  bodies  (the
               "License").  The Trust does not have any license nor right to use the Data for purposes  beyond the  intentions  of this  Agreement including,  but not limited  to,  resale to other users or use to
               create  any  type  of   historical   database.   The  License  is
               non-transferable and not sub-licensable. The Trust's right to use the Data cannot be passed to or shared with any other entity.

               The Trust  acknowledges the proprietary rights that USBFS and its suppliers have in the Data.

          B.   THE  TRUST  HEREBY  ACCEPTS  THE DATA AS IS,  WHERE  IS,  WITH NO
               WARRANTIES,  EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS
               FOR ANY PURPOSE OR ANY OTHER MATTER.

          C.   USBFS may stop supplying some or all Data to the Trust if USBFS's suppliers terminate any agreement to provide Data to USBFS. Also,
               USBFS may stop  supplying  some or all Data to the Trust if USBFS reasonably believes that the Trust is using the Data in violation of the  License,  or  breaching  its  duties  of  confidentiality provided for  hereunder,  or if any of USBFS's  suppliers  demand that the Data be  withheld  from the Trust.  USBFS  will  provide notice to the Trust of any  termination  of  provision of Data as soon as reasonably possible.

     4.   Pricing of Securities

          A.   For each valuation  date,  USBFS shall obtain prices from pricing sources as  indicated  in the Trust's  Valuation  Procedures  and apply those prices to the portfolio  positions of each Fund.  For
               those  securities   where  market   quotations  are  not  readily
               available,  the Board of Trustees shall  approve,  in good faith, procedures for determining the fair value for such securities.

               If the Trust  desires  to provide a price  that  varies  from the price  provided by the pricing  source,  the Trust shall promptly notify and supply  USBFS with the price of any such  security  on each valuation  date. All pricing  changes made by the Trust will be in writing and must specifically identify the securities to be changed  by  CUSIP,  name of  security,  new  price or rate to be applied,  and, if  applicable,  the time period for which the new price(s) is/are effective.

          B.   In the event that the Trust at any time receives Data  containing
               evaluations,   rather   than  market   quotations,   for  certain
               securities or certain other data related to such securities,  the following  provisions  will apply:  (i) evaluated  securities are typically  complicated  financial  instruments.  There  are  many methodologies (including  computer-based  analytical modeling and
               individual   security   evaluations)    available   to   generate
               approximations of the market value of such securities,  and there is significant  professional  disagreement  about which method is best. No evaluation method, including those used by USBFS and its
               suppliers,   may  consistently   generate   approximations   that
               correspond  to actual  "traded"  prices of the  securities;  (ii)
               methodologies used to provide the pricing portion of certain Data may rely on evaluations;  however,  the Trust  acknowledges  that there may be errors or defects  in the  software,  databases,  or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain  applications;
               and (iii) the Trust assumes all responsibility for edit checking,
               external   verification  of   evaluations,   and  ultimately  the
               appropriateness of using Data containing evaluations,  regardless of any efforts made by USBFS and its suppliers in this respect.

     5.   Changes in Accounting Procedures

          Any resolution passed by the Board of Trustees that affects accounting practices and procedures  under this Agreement shall be effective upon written receipt of notice and acceptance by USBFS.

     6.   Changes in Equipment, Systems, Etc.

          USBFS  reserves  the right to make  changes  from time to time,  as it deems advisable,  relating to its systems,  programs, rules, operating schedules  and  equipment,  so long as such  changes do not  adversely affect the services provided to the Trust under this Agreement.

     7.   Compensation

          USBFS shall be  compensated  for  providing  the services set forth in this  Agreement  in  accordance  with the fee  schedule  set  forth on
          Exhibit B hereto (as amended  from time to time).  USBFS shall also be compensated for such out-of-pocket  expenses (e.g.,  telecommunication charges,  postage and delivery charges,  and reproduction  charges) as are reasonably  incurred by USBFS in performing its duties  hereunder.
          The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing notice,  except for any fee or expense subject to a good faith dispute. The Trust shall notify
          USBFS in writing  within 30 calendar  days  following  receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed  amounts within 10 calendar days of the day on which the parties  agree to the amount to be paid.  With the exception of any fee or  expense  the Trust is  disputing  in good  faith as set forth above,  unpaid  invoices shall accrue a finance charge of 1 1/2%
          per  month  after  the  due  date.  Notwithstanding  anything  to  the contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved.

     8.   Representations and Warranties

          A.   The  Trust  hereby  represents  and  warrants  to  USBFS,   which
               representations  and warranties  shall be deemed to be continuing throughout the term of this Agreement, that:

               (1)  It is duly  organized  and  existing  under  the laws of the jurisdiction of its  organization,  with full power to carry on its  business  as  now  conducted,  to  enter  into  this
                    Agreement and to perform its obligations hereunder;

               (2)  This  Agreement  has  been  duly  authorized,  executed  and delivered  by the  Trust in  accordance  with all  requisite
                    action  and   constitutes   a  valid  and  legally   binding
                    obligation of the Trust,  enforceable in accordance with its terms,  subject to bankruptcy,  insolvency,  reorganization, moratorium and other laws of general  application  affecting the rights and  remedies of creditors  and secured  parties;
                    and

               (3)  It is conducting  its business in compliance in all material respects  with all  applicable  laws and  regulations,  both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now  conducted;  there is no statute, rule,  regulation,  order or judgment binding on it  and  no  provision  of  its  charter,  bylaws  or any contract  binding it or affecting  its property  which would prohibit its execution or performance of this Agreement.

          B.   USBFS  hereby  represents  and  warrants  to  the  Trust,   which
               representations  and warranties  shall be deemed to be continuing throughout the term of this Agreement, that:

               (1)  It is duly  organized  and  existing  under  the laws of the jurisdiction of its  organization,  with full power to carry on its  business  as  now  conducted,  to  enter  into  this
                    Agreement and to perform its obligations hereunder;

               (2)  This  Agreement  has  been  duly  authorized,  executed  and delivered by USBFS in accordance  with all requisite  action and  constitutes a valid and legally  binding  obligation of
                    USBFS,  enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other
                    laws  of  general  application   affecting  the  rights  and
                    remedies of creditors and secured parties; and

               (3)  It is conducting  its business in compliance in all material respects  with all  applicable  laws and  regulations,  both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now  conducted;  there is no statute, rule,  regulation,  order or judgment binding on it  and  no  provision  of  its  charter,  bylaws  or any contract  binding it or affecting  its property  which would prohibit its execution or performance of this Agreement.

     9.   Standard of Care; Indemnification; Limitation of Liability

          A.   USBFS shall exercise  reasonable  care in the  performance of its duties under this  Agreement  and any related  agreement  between
               USBFS and its suppliers. Neither USBFS nor its suppliers shall be liable  for any error of  judgment  or  mistake of law or for any loss suffered by the Trust or any third party in connection  with its duties under this Agreement,  including losses resulting from mechanical  breakdowns or the failure of  communication  or power supplies beyond USBFS'  control,  except a loss arising out of or relating to USBFS' refusal or failure to comply with the terms of this  Agreement or any related  agreement  between  USBFS and its
               suppliers  or  from  its  bad  faith,   negligence,   or  willful
               misconduct in the  performance of its duties under this Agreement or any related agreement between USBFS and its suppliers.

               Notwithstanding  any other  provision  of this  Agreement  or any related agreement  between USBFS and its suppliers,  if USBFS has exercised  reasonable care in the performance of its duties under this  Agreement and any related  agreement  between USBFS and its suppliers,  the Trust shall indemnify and hold harmless USBFS and its  suppliers  from and  against  any and all  claims,  demands, losses,  expenses,  and  liabilities  of  any  and  every  nature
               (including   reasonable   attorneys'  fees)  that  USBFS  or  its
               suppliers  may sustain or incur or that may be  asserted  against
               USBFS or its suppliers by any person arising out of or related to
               (X) any action  taken or omitted to be taken by it in  performing the  services  hereunder  (i) in  accordance  with the  foregoing
               standards,   or  (ii)  in  reliance  upon  any  written  or  oral
               instruction  provided to USBFS by any duly authorized  officer of the Trust,  as approved by the Board of Trustees of the Trust, or
               (Y) the Data, or any information,  service,  report,  analysis or publication  derived  therefrom,  except for any and all  claims, demands,  losses,  expenses,  and  liabilities  arising out of or relating  to USBFS's  refusal or failure to comply with the terms of this Agreement or any related  agreement between USBFS and its suppliers or from its bad faith, negligence or willful misconduct in the  performance  of its duties  under this  Agreement  or any related agreement between USBFS and its suppliers. This indemnity shall be a continuing obligation of the Trust, its successors and assigns,  notwithstanding  the termination of this Agreement.  As used in this  paragraph,  the term "USBFS" shall include  USBFS's directors, officers and employees.

               Without limiting the generality of the foregoing, USBFS agrees to indemnify the Trust with respect to any and all of the following:
               (1) failure of USBFS to observe or perform any duty or obligation under any third party software  license  agreement or third party service contract;  (2) any claim by a third party of violation of a duty of  confidentiality  or other  similar  duty in respect of information  in the  possession  of USBFS which  information  was provided to the Trust;  (3) any claims  arising out of or related to occurrences which USBFS is required to insure against pursuant to this  Agreement or  applicable  law; (4) any claim of unlawful harassment or discrimination resulting from an action of USBFS or its employees, agents or representatives; (5) any claim or action arising out of or relating to any illness,  other injury or death
               of  a  person,  or  damage  to  property,   attributable  to  the
               negligence  or misconduct  of USBFS or its  employees,  agents or representatives.

               The Trust  acknowledges  that the Data are intended for use as an
               aid   to   institutional   investors,   registered   brokers   or
               professionals  of  similar   sophistication  in  making  informed
               judgments concerning securities. The Trust accepts responsibility for, and  acknowledges it exercises its own independent  judgment in,  its  selection  of the  Data,  its  selection  of the use or intended use of such, and any results obtained. Nothing contained herein  shall be  deemed to be a waiver  of any  rights  existing under applicable law for the protection of investors.

               USBFS  shall  indemnify  and hold  the  Trust  harmless  from and against  any and  all  claims,  demands,  losses,  expenses,  and
               liabilities  of  any  and  every  nature  (including   reasonable
               attorneys'  fees) that the Trust may sustain or incur or that may be asserted  against  the Trust by any person  arising out of any action  taken or  omitted  to be  taken  by USBFS as a result  of
               USBFS's  refusal  or  failure  to  comply  with the terms of this
               Agreement,  or  from  its  bad  faith,  negligence,   or  willful
               misconduct in the performance of its duties under this Agreement.
               This  indemnity  shall be a continuing  obligation of USBFS,  its successors and assigns,  notwithstanding  the termination of this
               Agreement.  As used in this  paragraph,  the term  "Trust"  shall include the Trust's trustees,  agents,  assigns and successors in addition to its officers and employees..

               In  the  event  of  a   mechanical   breakdown   or   failure  of
               communication  or power supplies beyond its control,  USBFS shall take all reasonable steps to minimize service  interruptions  for any  period  that such  interruption  continues.  USBFS will make every  reasonable  effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of  USBFS.  USBFS  agrees  that  it  shall,  at all  times,  have reasonable  contingency  plans with appropriate  parties,  making
               reasonable   provision  for  emergency  use  of  electrical  data
               processing  equipment  to the  extent  appropriate  equipment  is available.  Representatives  of the Trust  shall be  entitled  to inspect USBFS's  premises and operating  capabilities at any time during regular business hours of USBFS, upon reasonable notice to
               USBFS. Moreover,  USBFS shall provide the Trust, at such times as the Trust may reasonably  require,  copies of reports rendered by independent  accountants on the internal  controls and procedures of USBFS  relating to the  services  provided by USBFS under this
               Agreement.

               Notwithstanding  the above, USBFS reserves the right to reprocess and  correct  administrative  errors  at  its  own  expense  upon consultation  with the Trust  and in such  manner as agreed to by the Trust.

               In no case shall  either party be liable to the other for (i) any special,  indirect or consequential  damages,  loss of profits or goodwill (even if advised of the  possibility  of such);  or (ii)
               any  delay  by  reason  of  circumstances   beyond  its  control,
               including   acts  of  civil  or  military   authority,   national
               emergencies,  labor  difficulties,  fire,  mechanical  breakdown, flood or catastrophe,  acts of God, insurrection,  war, riots, or failure beyond its control of transportation or power supply.

          B.   In order that the  indemnification  provisions  contained in this section  shall apply,  it is  understood  that if in any case the indemnitor  may be asked  to  indemnify  or hold  the  indemnitee harmless,  the indemnitor  shall be fully and promptly advised of all pertinent facts concerning the situation in question,  and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor  promptly  concerning any situation that presents or appears  likely to present the  probability of a claim for  indemnification.  The indemnitor shall have the option to  defend  the  indemnitee  against  any  claim  that may be the subject of this indemnification. In the event that the indemnitor so elects,  it will so notify the  indemnitee  and  thereupon the indemnitor  shall  take over  complete  defense of the claim with counsel reasonably satisfactory to indemnitee, and the indemnitee shall  in such  situation  initiate  no  further  legal  or other expenses  for  which it shall  seek  indemnification  under  this section.  The  indemnitee  shall in no case  confess any claim or make any compromise in any case in which the  indemnitor  will be asked to indemnify the  indemnitee  except with the  indemnitor's prior written consent.

          C.   The indemnity and defense  provisions set forth in this Section 9 shall  indefinitely  survive the termination and/or assignment of this Agreement.

          D.   If USBFS is acting in another  capacity for the Trust pursuant to a separate  agreement,  nothing herein shall be deemed to relieve
               USBFS of any of its obligations in such other capacity.

     10.  Notification of Error

          The Trust will notify USBFS of any  discrepancy  between USBFS and the
          Trust,  including,  but not  limited  to,  failing  to  account  for a security position in the Fund's portfolio, upon the later to occur of:
          (i) three business days after receipt of any reports rendered by USBFS to the Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control  procedure;  or (iii)
          three  business  days  after  receiving  notice  from any  shareholder regarding any such discrepancy.

     11.  Data Necessary to Perform Services

          The Trust or its agent shall  furnish to USBFS the data  necessary  to perform the services  described  herein at such times and in such form as mutually agreed upon.

     12.  Proprietary and Confidential Information

          A.   USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary  information of the Trust, all records and other  information  relative to the
               Trust and prior, present, or potential  shareholders of the Trust
               (and clients of said  shareholders),  and not to use such records and information for any purpose other than the performance of its responsibilities  and duties  hereunder,  except (i) after  prior notification  to and  approval  in writing  by the  Trust,  which approval  shall  not be  unreasonably  withheld  and  may  not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such  information by duly constituted  authorities  provided that
               USBFS will  provide the Trust  written  notice of such request to the extent such notice is permitted by applicable law or rule, or
               (iii)  when  so  requested  by  the  Trust.   Records  and  other
               information  which have  become  known to the  public  through no wrongful  act  of  USBFS  or  any of  its  employees,  agents  or
               representatives,   and  information   that  was  already  in  the
               possession  of USBFS prior to receipt  thereof  from the Trust or its agent, shall not be subject to this paragraph.

               Further, USBFS will adhere to the privacy policies adopted by the
               Trust pursuant to Title V of the  Gramm-Leach-Bliley  Act, as may be modified from time to time.  In this regard,  USBFS shall have
               in  place  and  maintain  physical,   electronic  and  procedural
               safeguards   reasonably   designed  to  protect   the   security,
               confidentiality  and  integrity  of, and to prevent  unauthorized access to or use of,  records  and  information  relating  to the
               Trust and its shareholders.

          B.   The Trust,  on behalf of itself and its trustees,  officers,  and employees,  will maintain the confidential and proprietary nature of the Data and agrees to protect it using the same efforts,  but in no case less than reasonable efforts,  that it uses to protect its own proprietary and confidential information.

     13.  Records

          USBFS  shall keep  records  relating to the  services to be  performed hereunder in the form and manner,  and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules  and  regulations  of  appropriate  government  authorities,  in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records  prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be  preserved,  maintained,  and made  available in accordance with such applicable sections and rules of the 1940 Act and will be promptly  surrendered  to the Trust or its  designee on and in accordance with its request.

     14.  Compliance with Laws

          The Trust has and retains  primary  responsibility  for all compliance matters relating to the Fund,  including but not limited to compliance with the 1940 Act, the Code,  the SOX Act, the USA Patriot Act of 2002
          and the policies and limitations of the Fund relating to its portfolio investments  as set forth in its current  prospectus  and statement of additional  information.  USBFS's services hereunder shall not relieve the Trust of its  responsibilities for assuring such compliance or the
          Board of Trustee's oversight responsibility with respect thereto.

     15.  Term of Agreement; Amendment

          This  Agreement  shall become  effective as of the date first  written above  and will  continue  in effect  for a period  of two (2)  years.
          Subsequent  to the initial  [two]-year  term,  this  Agreement  may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter  period as is mutually  agreed upon by the parties.  Notwithstanding  the  foregoing,  this  Agreement may be terminated  by any party  upon the  breach  of the other  party of any material term of this  Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

          This  Agreement may not be amended or modified in any manner except by written  agreement  executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

     16.  Duties in the Event of Termination

          In the event that, in connection with termination,  a successor to any of USBFS's duties or  responsibilities  hereunder is designated by the
          Trust by  written  notice to USBFS,  USBFS  will  promptly,  upon such termination  and at  the  expense  of  the  Trust,  transfer  to  such successor all relevant books,  records,  correspondence and other data established  or  maintained  by USBFS under this  Agreement  in a form reasonably acceptable to the Trust (if such form differs from the form in which  USBFS  has  maintained  the same,  the  Trust  shall pay any expenses associated with transferring the data to such form), and will cooperate  in  the  transfer  of  such  duties  and  responsibilities, including  provision  for  assistance  from  USBFS's  personnel in the establishment of books,  records and other data by such successor.  If no such  successor is designated,  then such books,  records and other data shall be returned to the Trust.

          Notwithstanding the foregoing, in the event that USBFS terminates this agreement by written notice to the Trust,  USBFS will  promptly,  upon such  termination at the expense  mutually agreed upon by the parties, transfer to the  successor(s)  to the duties assigned to USBFS herein,
          all  relevant   books,   records,   correspondence,   and  other  data
          established  or  maintained  by USBFS under this  Agreement  in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has  maintained  the same USBFS shall pay any  expenses associated  with  transferring  the  same  to  such  form))  and  will cooperate  in  the  transfer  of  such  duties  and  responsibilities, including  provision  for  assistance  from  USBFS's  personnel in the establishment of books, records, and other data by such successor.]

     17.  Early Termination

          In the absence of any material  breach of this  Agreement,  should the
          Trust elect to terminate this Agreement  prior to the end of the term, the Trust agrees to pay the following fees:

          a.   all monthly fees through the life of the contract;

          b.   all fees associated with converting services to successor service provider;

          c.   all  fees  associated  with  any  record   retention  and/or  tax
               reporting  obligations  that  may  not be  eliminated  due to the conversion to a successor service provider;

          d.   all out-of-pocket costs associated with a-c above.

     18.  Assignment

          This Agreement  shall extend to and be binding upon the parties hereto and their respective successors and assigns;  provided,  however, that this  Agreement  shall  not be  assignable  by the Trust  without  the written  consent of USBFS,  or by USBFS without the written consent of the Trust  accompanied by the authorization or approval of the Trust's
          Board of Trustees.

     19.  Governing Law

          This Agreement  shall be construed in accordance  with the laws of the
          State of Wisconsin,  without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin,  or any of the provisions herein,  conflict with the applicable  provisions of the 1940 Act, the latter shall  control,  and nothing  herein shall be construed  in a manner  inconsistent  with the 1940 Act or any rule or order of the SEC thereunder.

     20.  No Agency Relationship

          Nothing  herein  contained  shall be deemed to  authorize  or  empower either party to act as agent for the other party to this Agreement, or to conduct  business  in the name,  or for the  account,  of the other party to this Agreement.

     21.  Services Not Exclusive

          Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

     22.  Invalidity

          Any provision of this  Agreement  which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to  such  jurisdiction,  be  ineffective  to  the  extent  of  such prohibition or  unenforceability  without  invalidating  the remaining provisions hereof, and any such prohibition or unenforceability in any
          jurisdiction  shall  not  invalidate  or  render   unenforceable  such
          provision in any other  jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision  consistent with the original intent of the parties.

     23.  Notices

          Any notice  required or  permitted  to be given by either party to the other  shall be in  writing  and shall be deemed to have been given on the date  delivered  personally or by courier  service,  or three days after sent by registered or certified mail,  postage  prepaid,  return receipt  requested,  or on the date  sent and  confirmed  received  by facsimile transmission to the other party's address set forth below:

          Notice to USBFS shall be sent to:

                  U.S. Bancorp Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

          and notice to the Trust shall be sent to:

                  Genworth Variable Insurance Trust
                  c/o Genworth Financial Wealth Management, Inc.
                  2300 Contra Costa Boulevard, Suite 600
                  Pleasant Hill, CA 94523
                  Fax No.: (925) 521-1050

     24.  Multiple Originals

          This  Agreement may be executed on two or more  counterparts,  each of which when so  executed  shall be deemed to be an  original,  but such
          counterparts   shall   together   constitute  but  one  and  the  same
          instrument.

     25.  Insurance

          USBFS, through its corporate affiliate, shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers  errors and omissions  coverage,  in amounts that  are  appropriate  in light of its  duties  and  responsibilities hereunder. Upon the request of the Trust, USBFS shall provide evidence that  coverage is in place.  USBFS shall  notify the Trust  should its insurance  coverage with respect to  professional  liability or errors and omissions coverage be reduced or canceled. Such notification shall include  the  date  of  cancellation  or  reduction  and  the  reasons therefore.  USBFS  shall  notify the Trust  promptly  of any  material claims  against  it with  respect  to  services  performed  under this
          Agreement,  whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding  claims made by
          USBFS under its insurance  coverage  materially impair, or threaten to materially impair, the adequacy of its coverage.

     26.  Trust Limitations

          This  Agreement  is executed by the Trust with  respect to each of the
          Funds and the  obligations  hereunder  are not  binding  on any of the trustees,  officers or shareholders of the Trust  individually but are binding only upon the Fund to which such  obligations  pertain and the assets and property of such Fund.  All  obligations of the Trust under this  Agreement  shall  apply only on a  Fund-by-Fund  basis,  and the assets of one Fund shall not be liable for the  obligations of another
          Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly  authorized  officer on one or more  counterparts as of the date first above written.

Genworth Variable Insurance Trust           U.S. Bancorp Fund Services, LLC

By:________________________________         By:______________________________

Name:_____________________________          Name:____________________________

Title:______________________________        Title:____________________________

                                    Exhibit A
                                     to the
                       Fund Accounting Servicing Agreement

                                   Fund Names

              Separate Series of Genworth Variable Insurance Trust

Name of Series                                                    Date Added

Genworth Calamos Growth Fund                                  ___________, 2008
Genworth Columbia Mid Cap Value Fund                          ___________, 2008
Genworth Davis NY Venture Fund                                ___________, 2008
Genworth Eaton Vance Large Cap Value Fund                     ___________, 2008
Genworth Legg Mason Partners Aggressive Growth Fund           ___________, 2008
Genworth PIMCO StocksPlus Fund                                ___________, 2008
Genworth Putnam International Capital Opportunities Fund      ___________, 2008
Genworth Thornburg International Value Fund                   ___________, 2008
Genworth Western Asset Management Core Plus Fixed Income Fund ___________, 2008

                                    Exhibit B
                                     to the
                       Fund Accounting Servicing Agreement

                                  Fee Schedule

                                 TO BE PROVIDED